UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 17, 2015

SPEED COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1303 E. Arapaho Road, Suite 200

Richardson, TX 75081

(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code:  (866) 377-3331

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry Into a Material Definitive Agreement.

On September 17, 2015, Speed Commerce, Inc., together with certain of its subsidiaries (collectively, the “Company”), entered into the Sixth Amendment to Amended and Restated Credit and Guaranty Agreement with various lenders and Garrison Loan Agency Services, LLC acting as agent (the “Sixth Amendment”). The Sixth Amendment served to amend that certain Amended and Restated Credit and Guaranty Agreement entered into by and among the Company and the Lenders that was attached as Exhibit 10.1 to that certain current report on Form 8-K filed by the Company on November 26, 2014, as amended (collectively, the “Credit Agreement”). Pursuant to the Sixth Amendment, among other things, the Credit Agreement has been amended to delete certain non-financial covenants set forth in Section 5.15 of the Credit Agreement (the “Deleted Covenants”), to delete certain defined terms utilized in connection with the Deleted Covenants, and to waive any defaults by the Company with respect to the Deleted Covenants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEED COMMERCE, INC.

By:	/s/ Ryan F. Urness
Ryan F. Urness
General Counsel and Secretary

Date:  September 17, 2015